Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AIM Investment Funds (Invesco Investment Funds) of:

1.	our reports dated December 23, 2022 relating to the financial statements and financial highlights of Invesco Balanced-Risk Allocation Fund, Invesco Balanced-Risk Commodity Strategy Fund, Invesco Core Bond Fund, Invesco Discovery Mid Cap Growth Fund, Invesco Emerging Markets Innovators Fund, Invesco Emerging Markets Local Debt Fund, Invesco Emerging Markets Select Equity Fund, Invesco EQV Emerging Markets All Cap Fund, Invesco Fundamental Alternatives Fund, Invesco Global Allocation Fund, Invesco Global Infrastructure Fund, Invesco Global Strategic Income Fund, Invesco Health Care Fund, Invesco International Bond Fund, Invesco Macro Allocation Strategy Fund, Invesco Multi-Asset Income Fund, and Invesco World Bond Factor Fund which appear in AIM Investment Funds (Invesco Investment Funds) Annual Report on Form N-CSR for the year ended October 31, 2022, and

2.	our reports dated December 27, 2022, relating to the financial statements and financial highlights of Invesco Developing Markets Fund and Invesco Greater China Fund which appear in AIM Investment Funds (Invesco Investment Funds) Annual Report on Form N-CSR for the year ended October 31, 2022.

We also consent to the references to us under the headings “Independent Registered Public Accounting Firm,” “Financial Highlights,” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 24, 2023